Exhibit 99.1

NEWS RELEASE for May 10, 2005
Contact:	Matt Clawson (Investors), or	Roderick de Greef
	Len Hall (Media)	EVP & Chief Financial Officer
	Allen & Caron Inc	Cardiac Science, Inc.
	(949) 474-4300	(949) 797-3800
	matt@allencaron.com	rdegreef@cardiacscience.com
len@allencaron.com

CARDIAC SCIENCE ANNOUNCES FINAL 2005 FIRST QUARTER RESULTS

Non-Cash Reduction of Goodwill Recorded in First Quarter

IRVINE, CA (May 10, 2005) . . . .Cardiac Science, Inc. (Nasdaq: DFIB), a leading manufacturer of life-saving automatic public-access defibrillators (AEDs) and provider of comprehensive AED/CPR training services, today announced its final results for the three months ended March 31, 2005. These results include a $47.3 million reduction of goodwill that the Company had previously reported was under review. These results supersede the preliminary results reported on April 27, 2005.

Goodwill is an intangible asset related to the Company’s past acquisitions. Under generally accepted accounting principles, the Company is required to test the carrying value of its goodwill on an annual basis, or whenever events or circumstances indicate that a decrease in the value may be warranted. As previously disclosed, based on the recent decline in its stock price relative to its book value per share, the Company prepared a goodwill impairment analysis and concluded that the carrying value of its goodwill should be reduced by $47.3 million. This reduction of goodwill is a non-cash charge which does not impact the Company's ability to generate cash flow in the future. The Company’s debt covenants have been amended to exclude the impact of the reduction of goodwill.

With respect to the pending merger with Quinton Cardiology Systems, Inc., this goodwill reduction would not impact the financial statements of the merged company. For accounting purposes, Quinton would be the acquirer and would establish a fair value on all of Cardiac Science’s assets and liabilities, including goodwill, at the time the transaction closes.

Revenue from the sale of AEDs and related services for the 2005 first quarter totaled $14.6 million, a 6 percent increase over the $13.8 million in the same period last year. This increase was a result of higher levels of international AED revenue, partially offset by lower sales to distributors in the U.S. Total revenue for the first quarter was $15.0 million compared to $15.6 million in the same period last year. Revenue for the first quarter of last year included $1.4 million in sales of CPR Prompt and patient monitoring product lines, which were divested and discontinued in the second half of 2004.

The gross profit margin for the 2005 first quarter was 58.3 percent which was consistent with the prior year period and up sequentially from the 54.5 percent in the fourth quarter of 2004. The increase was primarily a result of changes in product mix reflecting lower sales of OEM products.

Including the reduction of goodwill, operating expenses for the three months ended March 31, 2005 were $59.2 million compared to $12.3 million in the same quarter in 2004. Excluding the reduction of goodwill, operating expenses for the three months ended March 31, 2005 were $12.0 million, compared to $12.3 million in the same quarter in 2004, representing a decrease of $377,000 or three percent. Included in operating expenses for the 2005 first quarter were approximately $630,000 in expenses related to the pending merger with Quinton Cardiology Systems, as well as approximately $887,000 in legal expenses, primarily attributable to patent litigation against Phillips.

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CARDIAC SCIENCE ANNOUNCES FINAL 2005 FIRST QUARTER RESULTS

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Excluding the reduction of goodwill, merger related costs for the 2005 first quarter and legal expenses for both periods, operating expenses for the quarter decreased $1.3 million or 11 percent from the same period last year, primarily as a result of a series of expense reductions implemented throughout 2004.

Including the reduction of goodwill, the operating loss for the 2005 first quarter was $50.5 million compared to $3.2 million for the same quarter in 2004. Excluding the $47.3 million reduction of goodwill, the operating loss for the first quarter ended March 31, 2005 was $3.2 million, which was consistent with the operating loss for the same period in 2004. Including the reduction of goodwill, the net loss for the 2005 first quarter was $53.8 million or $0.63 loss per share. Excluding the reduction of goodwill, the net loss for the 2005 first quarter was $6.6 million, or $0.08 loss per share, including a previously disclosed $1.4 million charge for cash and stock issued as consideration for delays in filing a contractually required registration statement. The net loss for the first quarter of 2004 was $4.8 million, or $0.06 loss per share.

The March 31, 2005 balance sheet showed cash and cash equivalents of $9.6 million.

About Cardiac Science
Cardiac Science develops, manufactures and markets a complete line of Powerheart® brand, automatic public access defibrillators (AEDs), and offers comprehensive AED/CPR training and AED program management services that facilitate successful deployments. The company makes the Powerheart® CRM®, the only FDA-cleared therapeutic bedside patient monitor that instantly and automatically treats hospitalized cardiac patients who suffer life-threatening heart rhythms. Cardiac Science also manufactures its AED products on a private label basis for other leading medical companies such as Nihon Kohden (Japan), Quinton Cardiology Systems and GE Healthcare. For more information please visit www.cardiacscience.com or call (949) 797-3800.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time Cardiac Science, or its representatives, have made or may make forward-looking statements orally or in writing. The words “estimate,” “potential,” “intended,” “expect,” “anticipate,” “believe,” and other similar expressions or words are intended to identify forward looking statements. . Cardiac Science has based these forward-looking statements on current expectations, assumptions, estimates and projections. While Cardiac Science believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Such forward-looking statements include, but are not limited to any potential goodwill impairment charge, to the achievement of future revenue growth and other expected financial results. Cardiac Science cautions that these statements are subject to substantial risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements and should not be relied upon by investors when making an investment decision. . Such risks and uncertainties include, but are not limited to, in no particular order: slower than anticipated growth of the worldwide AED market, failure to successfully compete against new or existing competitors, erosion in the price of Cardiac Science’s AED products, pending entry into hospital marketplace, uncertain customer decision processes and long sales cycles, and supply shortages. Information on these and other factors is detailed in Cardiac Science’s Form 10-K for the year ended December 31, 2004, subsequent quarterly filings, and other documents filed by Cardiac Science with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Cardiac Science does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

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CARDIAC SCIENCE ANNOUNCES FINAL 2005 FIRST QUARTER RESULTS
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Cardiac Science, Inc.
Condensed Consolidated Statement of Operations
(Unaudited)
In thousands, except share and per share amounts

	Three Months Ended March 31,
	2005	2004

Revenue	$15,011	$15,604
Cost of goods sold	6,267	6,508
Gross profit	8,744	9,096

Operating expenses:
Sales and marketing	4,906	6,003
Research and development	1,457	1,669
General and administrative	5,198	4,166
Amortization of intangible assets	403	503
Goodwill impairment charge	47,269	---
Total operating expenses	59,233	12,341

Loss from operations	(50,489)	(3,245)

Interest and other expense, net	(3,353)	(1,587)

Loss before income taxes	(53,842)	(4,832)

Provision for income taxes	---	---

Net loss	$(53,842)	$(4,832)

Net loss per share (basic and diluted)	$(0.63)	$(0.06)

Weighted average number of shares used in the computation of net loss per share	86,018,766	80,532,811

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Cardiac Science, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) In thousands

	March 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$9,624	$13,913
Accounts receivable, net	13,623	17,978
Inventory	12,180	9,680
Prepaid expenses	4,323	2,517
Total current assets	39,750	44,088
Property and equipment, net	4,816	4,932
Goodwill and other intangibles, net	101,446	150,221
Other assets	6,559	4,093
	$152,571	$203,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	8,629	8,266
Accrued expenses and other current liabilities	5,932	6,836
Deferred revenue	1,375	1,940
Total current liabilities	15,936	17,042
Senior secured promissory notes	54,113	52,623
Other long term liabilities	710	754
Total stockholders’ equity	81,812	132,915
	$152,571	$203,334

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